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                                                                   Exhibit 10.27


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------


         This Second Amendment to Credit Agreement (this "Amendment"), is entered into effective as of the 31st day of January, 2000, by and among MORTGAGE PORTFOLIO SERVICES, INC. a Delaware corporation ("Borrower"), NAB ASSET CORPORATION, a Texas corporation ("Guarantor"), and BANK UNITED, as Agent ("Agent") and the lenders party to the Original Agreement, as defined below ("Lenders").

         Section 1. Recitals. Borrower, Guarantor, Agent, and Lenders have entered into that certain Credit Agreement dated June 15, 1999 ("Original Agreement") for the purposes and consideration therein expressed, pursuant to which Lenders have agreed to make loans to Borrower as therein provided. Borrower, Guarantor, Agent, and Lenders desire to amend the Original Agreement for the purposes expressed herein. Therefore, Borrower, Guarantor, Agent, and Lenders hereby agree as follows, intending to be legally bound:

         Section 2. Definitions and References. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Original Amendment shall have the same meanings whenever used in this Amendment. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them as follows:

         (a)      "Amendment" means this Second Amendment to the Credit
                  Agreement.

         (b) "Credit Agreement" means the Original Agreement as amended by First Amendment to Credit Agreement and as amended hereby.

         Section 2. Amendments. Section 6.09 of the Original Agreement is hereby restated as follows:

                           "Section 6.09 NET WORTH. Borrower's Consolidated
                  Tangible Net Worth shall never be less than Seven Million Dollars ($7,000,000.00), computed as of the end of each month. As of the end of each Fiscal Quarter, Guarantor's Consolidated Net Worth plus Subordinated Debt, if any, shall not be less than Five Million Dollars ($5,000,000.00)."

         In connection with the amendment of Section 6.09, Exhibit D-1 to the Credit Agreement is deleted in its entirety, and Exhibit D-1 attached hereto is substituted therefor.

         Section 3. Conditions Precedent. Lenders' agreement to enter into this Amendment is conditioned upon delivery by Guarantor and Stanwich Financial Services Corp. ("Junior Creditor") of a subordination agreement, in form and substance acceptable to Lenders, subordinating at least $3,000,000 of debt due and owing from Guarantor to the Junior Creditor to the Obligations.


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         Section 3. Representations. Borrower represents and warrants that all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

         Section 4. Consent and Ratification by Guarantor. Guarantor (i) consents to the terms and provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty dated as of June 15, 1999 is in full force and effect in accordance with its terms and, without limiting the provisions thereof in any manner, applies to the Notes of even date herewith given by Borrower to each of the Lenders and (iii) acknowledges that its Guaranty is not subject to any claims, offsets, defenses, or counterclaims of any nature whatsoever.

         Section 5. Severability. In the event any one or more provisions contained in the Credit Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

         Section 6. Expenses. Borrower agrees to pay all out-of-pocket costs and expenses of Agent in connection with the preparation, operation, administration and enforcement of this Amendment.

         Section 7. Ratification of Agreements. Except as amended hereby, Borrower ratifies and confirms that Original Agreement, the Security Instruments, and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Borrower under the Notes, the Original Agreement, and all other Loan Documents, as modified hereby. Any reference to the Original Agreement in any Loan Document shall be deemed to be references to the Original Agreement as amended hereby. Each of the undersigned officers of Borrower and Guarantor executing this Amendment represent and warrant that he has full power and authority to execute and deliver this Amendment on behalf of Borrower and Guarantor, respectively, that such execution and delivery has been duly authorized, and that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Original Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

         Section 8. No Waiver. Borrower and Guarantor agree that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Without in any way limiting the foregoing, Agent and Lenders acknowledges that as of September 30, 1999, Guarantor reported a Consolidated Net Worth of $4,100,000. The Loan Documents impose a minimum net worth covenant of $5,000,000 for Guarantor. Lenders' and Agent's agreement to enter into this Amendment shall not constitute (a) a waiver of any existing Event of Default under the Loan Documents, including, without limitation, Guarantor's failure to comply with the minimum net worth covenant as set forth above; (b) a waiver of any right, remedy, or recourse of Lenders exercisable upon any existing event of default or any subsequent Event of Default; or (c) a waiver of any of Lenders' rights, remedies, or recourses under the Loan Documents or as provided by the laws of the State of Texas. Furthermore, Lenders shall


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have the right, at any time and from time to time, to insist upon strict performance by Borrower and Guarantor of all terms and conditions set forth in the Loan Documents, and Lenders' agreement to enter into this Amendment notwithstanding the referenced existing Event of Default in no way affects Borrower's or Guarantor's obligations to timely make any and all payments now of hereafter due under the Loan Documents and/or to perform any or all of its obligations under the Loan Documents.

         Section 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

         Section 10. Counterparts and Gender. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each gender used herein shall include and apply to all genders, including the neuter.

         SECTION 11. NO ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date set forth above.

                                       BORROWER:
                                       ---------

                                       MORTGAGE PORTFOLIO SERVICES, INC.,
                                       a Delaware corporation


                                       By:
                                           -------------------------------------
                                           James E. Hinton, President


                                       GUARANTOR:
                                       ----------

                                       NAB ASSET CORPORATION,
                                       a Texas corporation


                                       By: /s/ Alan Ferree
                                           Alan K. Ferree, Senior Vice President



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                                       AGENT:
                                       ------

                                       BANK UNITED


                                       By: /s/ Patrick C. Freeman
                                           Patrick C. Freeman, A.V.P.
                                           Mortgage Banker Finance


                                       LENDERS:
                                       --------

                                       BANK UNITED


                                       By: /s/ Patrick C. Freeman
                                           Patrick C. Freeman, A.V.P
                                           Mortgage Banker Finance

                                       RESIDENTIAL FUNDING CORPORATION


                                       By: /s/ Thomas M. Clement
                                       Name: Thomas M. Clement
                                       Title: Director


                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Kathleen M. Connor
                                       Name: Kathleen M. Connor
                                       Title: Vice President